Exhibit 99.3

Supplemental Agreement

This supplemental agreement (this “Agreement”) is entered into as of June 22, 2016 by and among CASI Pharmaceuticals, Inc. (the “Company”), He Xie Ai Qi Investment Management (Beijing) Co., Ltd. (和谐爱奇投资管理（北京）有限公司) (“HXAQ”), Tianjin Jingran Management Center (Limited Partnership) (“Tianjin Jingran”), a limited partnership controlled by HXAQ, and Sparkle Byte Limited (“Sparkle Byte”), an indirect wholly-owned subsidiary of Tianjin Jingran. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings given to such terms in the Purchase Agreement (as defined below).

WHEREAS, the Company and HXAQ entered into a securities purchase agreement dated as of September 20, 2015 (the “Purchase Agreement”), pursuant to which HXAQ agreed to purchase from the Company, and the Company agreed to issue and sell to HXAQ, up to 12,839,506 shares of the Common Stock and Warrants to acquire up to 2,567,901 shares of the Common Stock for an aggregate Subscription Amount of US$15,600,000;

WHEREAS, pursuant to Section 5.06 of the Purchase Agreement, HXAQ and Sparkle Byte entered into an assignment and assumption agreement dated as of January 14, 2016, pursuant to which HXAQ assigned all of its rights under the Purchase Agreement to Sparkle Byte and Sparkle Byte assumed all of HXAQ’s obligations under the Purchase Agreement;

WHEREAS, pursuant to Section 2.02(b) of the Purchase Agreement, on or prior to the Closing Date, HXAQ shall deliver or cause to be delivered to the Company the Subscription Amount;

WHEREAS, on January 14, 2016, Sparkle Byte delivered $5,765,066 to the Company, as a portion of the Subscription Amount, and the Company issued and delivered to Sparkle Byte 4,744,910 shares of the Common Stock and a Warrant to acquire 948,982 shares of the Common Stock; and

WHEREAS, the parties hereto desire to have Tianjin Jingran deliver a second portion of the Subscription Amount in RMB to CASI (BEIJING) PHARMACEUTICALS, INC. (英创远达（北京）生物医药科技有限公司), a wholly-owned subsidiary of the Company organized under the laws of the PRC, in exchange for the Company’s issuance and delivery of the corresponding Shares and Warrant to Sparkle Byte.

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties intending to be legally bound hereto hereby agree as follows:

1. On or prior to the Closing Date, HXAQ shall cause Tianjin Jingran to deliver to CASI (BEIJING) PHARMACEUTICALS, INC. (英创远达（北京）生物医药科技有限公司) an amount equal to RMB 30,000,000 by wire transfer to the following account:

Account Name:	英创远达（北京）生物医药科技有限公司
CASI (BEIJING) PHARMACEUTICALS, INC.

Bank Account Number:	320759595714
Bank Name:	中国银行北京白家庄支行
BEIJING BAI JIA ZHUANG SUB-BRANCH BANK OF CHINA
Company Phone Number:	010 65086067
Company Address:	北京市朝阳区朝阳门外大街18号丰联广场B,12层1214，B1215单元
FullLink Plaza, Suite B1214,B1215, 18 Chaoyangmenwai Street, Chaoyang, Beijing, China 100020.

Notwithstanding anything to the contrary contained in the Purchase Agreement, the delivery of such amount shall constitute the payment of the U.S. dollar equivalent amount (the “Second Payment Amount”) of RMB 30,000,000 as a portion of the Subscription Amount, which U.S. dollar equivalent amount shall be determined based on the RMB to U.S. dollar middle exchange rate as published by the People’s Bank of China on the date when such payment is made.

2. Concurrently with the delivery of the Second Payment Amount by Tianjin Jingran in accordance with Section 1 above, the Company shall issue and deliver to Sparkle Byte (i) that number of shares of the Common Stock equal to the Second Payment Amount divided by $1.215 and (ii) a Warrant that entitles Sparkle Byte to acquire that number of shares of the Common Stock equal to one fifth of the number of shares prescribed in the foregoing sub-clause (i), with an exercise price equal to $1.69 per share, subject to adjustment therein, which shares of Common Stock and Warrant shall be duly and validly issued, fully paid and non-accessible when issued, delivered and paid for in accordance with the terms of this Agreement.

3. The provisions of this Agreement shall become effective immediately upon the execution hereof by the parties hereto. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

4. No amendment or waiver of any provision of this Agreement shall be binding unless executed in writing by each of the parties hereto.

5. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the principles of conflicts of law thereof.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the day and year first above written.

CASI Pharmaceuticals, Inc.

By:	/s/ Sara B. Cupitelli
	Name:	Sara B. Cupitelli
	Title:	Vice President, Finance

[Signature Page to Supplemental Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the day and year first above written.

He Xie Ai Qi Investment Management (Beijing) Co., Ltd. 和谐爱奇投资管理（北京）有限公司

By:	/s/ Hugo Shong
	Name:	Hugo Shong
	Title:	Authorized Signatory

[Signature Page to Supplemental Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the day and year first above written.

Tianjin Jingran Management Center (Limited Partnership)

By:	/s/ Zhong Qiuyue
	Name:	Zhong Qiuyue
	Title:	Director

[Signature Page to Supplemental Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the day and year first above written.

Sparkle Byte Limited

By:	/s/ Lin Dongliang
	Name:	Lin Dongliang
	Title:	Authorized Signatory

[Signature Page to Supplemental Agreement]